Exhibit 99.1

All transactions listed below relate to sales of Class A Common Stock of
Central Garden & Pet Company on May 24, 2007

Shares Price  Amount beneficially Owned
   after transaction

100 13.640000  11,500
300 13.630000  11,200
400 13.620000  10,800
100 13.610000  10,700
400 13.600000  10,300
100 13.590000  10,200
600 13.580000  9,600
1,000 13.570000  8,600
100 13.560000  8,500
500 13.550000  8,000
200 13.540000  7,800
200 13.520000  7,600
100 13.490000  7,500
100 13.480000  7,400
100 13.470000  7,300
100 13.420000  7,200
200 13.410000  7,000
300 13.400000  6,700
100 13.390000  6,600
100 13.380000  6,500
624 13.370000  5,876
100 13.360000  5,776
100 13.330000  5,676